Exhibit 99.1

Digital Turbine Reports Fourth Quarter and
Fiscal Full Year 2016 Financial Results

Full Year Revenue of $86.5 Million Increased 206%, and 49% on a Pro Forma Basis

Q4 Revenue of $23.0 Million Driven by Record Revenue for Ignite and DT Pay

New Ignite Customer Launches Expected to Drive Significant Growth in FY17

Austin, TX – June 13, 2016 – Digital Turbine, Inc. (Nasdaq: APPS), the Company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced financial results for the fiscal year and three months ended March 31, 2016.

Recent Highlights:

•	The March quarter set a new record for bid rate increases from app developers and advertisers, showcasing the strengthening demand for unique access to the homescreen.

•	Ignite revenue is diversifying – thus far in June, no single partner accounts for more than 60% of total Ignite revenue, versus more than 80% derived from one partner in the March quarter.

•	Ignite scheduled to be deployed in calendar 2016 by Airtel, the third largest carrier in the world with more than 250 million subscribers in India and 350 million subscribers globally.

•	Deutsche Telekom scheduled to roll out additional devices in additional markets utilizing Ignite.

•	Ignite has been successfully deployed for embedded base applications push across multiple carriers in multiple geographies.

•	Ignite is launching in June with Vizio, the largest television seller by volume in North America, marking the Company’s initial foray into the connected home market.

•	Ignite Direct is launching in June to better capitalize on opportunities in the “Bring your own device” market via a unique SIM-activated dynamic app delivery platform.

•	DT Pay continues to gain meaningful traction in the mobile payment marketplace and is now live in the Philippines and India.

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

•	The Company announced a newly formed partnership with Amazon, which will leverage Digital Turbine’s recommendation technology and local customer relationships to extend the reach of its shopping app into India and Mexico.

“Fiscal 2016 was a breakthrough year in many ways for Digital Turbine,” said Bill Stone, CEO. “Despite encountering unforeseen obstacles and delays common for emerging technology companies, we believe that significant structural and strategic accomplishments in fiscal 2016 set the company up for profitable growth in fiscal 2017 and beyond. We are seeing strong demand from new and existing customers for a widening array of our innovative products and solutions. As the critical link connecting advertisers to the homescreen, we are in the ideal positon to benefit from prevailing secular tailwinds. Our advertising solution has been validated by the marketplace – carriers are anxiously adopting Ignite to improve profit margins and enrich the end-user experience, while advertisers are acknowledging our unique homescreen access, enhanced targeting capabilities and vital campaign measurement tools with increased spend. We have signed contracts with more than a dozen new carriers and OEMs representing more than one billion mobile subscribers over the past 12 months, and believe that our pipeline of prospective new customers is the best in the history of the Company. We have exciting new opportunities across six continents with leading operators and OEMs, many of which have proactively approached us to help them enhance the end-user experience while more effectively monetizing the homescreen of their devices.”

“We have entered fiscal 2017 keenly focused on execution,” concluded Mr. Stone. “We are in the process of launching many new customers that we believe will begin to meaningfully contribute to revenue and profitability as the year progresses. We are more confident than ever in our business model – we are winning in the marketplace with our value-added solutions, real-world experience, proven technical expertise and rapidly-expanding global footprint. The opportunity that we have strived so hard to develop is now very much becoming a reality. We are excited to exhibit the power of this business model by delivering demonstrable results for our customers and shareholders in coming quarters.”

Fourth Quarter 2016 Financial Results

As a result of growth in the Company’s Advertising business over the past year and the March 6, 2015 acquisition of Appia, Inc., management believes that sequential quarterly comparisons are better indicators of the performance of its business than year over year quarterly comparisons, given the substantial operational differences between the Company today and at this time last year. (However, as noted below, the full fiscal year revenue comparisons are presented on a year over year, pro forma basis). The Company has renamed the components of its Advertising segment to better reflect the entities with whom it partners. Advertising is now comprised of Advertisers & Publishers (A&P), including the former “Appia Core” business, as well as the emerging RTB business; and Operators & OEMs (O&O), including Ignite, Discover and other professional advertising services. Content continues to be comprised of Marketplace and Pay.

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Revenue for the fiscal fourth quarter of 2016 was $23.0 million, down 4% when compared to the fiscal third quarter of 2016. Advertising revenue of $15.0 million declined 14% versus the fiscal third quarter of 2016. Within Advertising, O&O revenue of $8.0 million increased 15%, driven by continued penetration at our largest North American carrier, along with the contribution of several new carrier launches since the beginning of January. A&P revenue of $7.1 million declined 33% stemming from a notable decline with one particular customer and seasonal weakness during the quarter as calendar year 2016 advertising budgets were reset. Content revenue of $8.0 million increased 20% (19% on a constant currency basis) on the strength of record DT Pay adoption in the Southeast Asia region.

GAAP gross margin was 16% for the fourth quarter of fiscal 2016, consistent with 16% for the fiscal 2016 third quarter. Excluding the amortization of intangibles, non-GAAP adjusted gross margin was 25%, as compared to 23% for the third quarter of fiscal 2016. The reconciliation between GAAP and non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations below.

Net loss from continuing operations for the fourth quarter of fiscal 2016 was $5.8 million, or ($0.09) per share, consistent with the net loss from continuing operations for the third quarter of fiscal 2016 of $5.8 million, or ($0.09) per share.

Non-GAAP adjusted EBITDA loss for the fourth quarter of fiscal 2016 was $1.6 million, as compared to a loss of $2.1 million for the third quarter of fiscal 2016. Please see ‘Use of Non-GAAP Measures’ at the end of this press release for the definition of adjusted EBITDA. The Company re-evaluated its definition of adjusted EBITDA at the end of the fiscal year ended March 31, 2015 and redefined this non-GAAP measure to exclude any bonus adjustments.

Fiscal 2016 Financial Results

Because the Appia, Inc. acquisition closed on March 6, 2015, consolidated financial results for fiscal year 2016 ended March 31, 2016, are not directly comparable to the results for fiscal year 2015 ended March 31, 2015. Therefore, this release presents fiscal year revenue comparisons on a pro forma basis as if Appia, Inc. had been owned and consolidated for the entirety of fiscal year 2015 and fiscal year 2016.

Revenue for fiscal 2016 was $86.5 million, representing 206% growth compared with $28.3 million in the prior year, and 49% growth compared to pro forma fiscal 2015 revenue of $58 million. Advertising revenue of $57.8 million increased 61% on a pro forma basis versus the prior year. Within Advertising, O&O revenue of $22.2 million increased more than 450% on a pro forma basis, driven by not only the proliferation of Ignite onto a greater number of phones with existing and new carriers but also higher average revenue per device. A&P revenue of $35.6 million increased 11% on a pro forma basis on the strength of larger campaign commitments from existing advertisers and contribution from newly added advertising clients. Content revenue of $28.8 million increased 31% (and 53% in constant currency), as increasing DT Pay adoption more than offset a decline in the legacy Marketplace business.

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

GAAP gross margin was 11% for fiscal 2016, as compared to 22% for fiscal 2015. Excluding the amortization of intangibles, non-GAAP adjusted gross margin was 24%, as compared to 29% for fiscal 2015.

Net loss for fiscal 2016 was $28.0 million, or ($0.46) per share, as compared to the net loss for fiscal 2015 of $24.6 million, or ($0.63) per share.

Non-GAAP adjusted EBITDA loss for fiscal 2016 was $9.1 million, as compared to a loss of $13.4 million for fiscal 2015. A table reconciling non-GAAP adjusted EBITDA loss to net loss can be found in the tables at the end of this press release.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, device OEMs, app advertisers and publishers, that enable efficient user acquisition, app management and monetization opportunities. The company's products include Ignite™, a mobile device management solution with targeted app distribution capabilities, Discover™, a customized user experience and app discovery tool, Marketplace™, an application and content store, and Pay™, a content management and mobile payment solution. Digital Turbine Media encompasses a leading independent user acquisition network as well as an advertiser solution for unique and exclusive carrier inventory. Digital Turbine has delivered more than 130 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The company is headquartered in Austin, Texas with global offices in Durham, Berlin, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

www.digitalturbine.com

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its fourth quarter and fiscal full year 2016 financial results. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations. The conference ID is 10083632. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through June 27, 2016. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10083632.

The conference call will discuss guidance and other material information.

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These Non-GAAP measures include non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, and Non-GAAP EPS. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions. Non-GAAP EPS excludes certain non-cash amortization related cost. Because adjusted EBITDA is a Non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies. Readers are cautioned that Non-GAAP adjusted EBITDA or Non-GAAP EPS should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin and adjusted EBITDA are used by management as internal measures of profitability and performance. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA (and Adjusted EBITDA) and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
(512) 800-0274
brian.bartholomew@digitalturbine.com

Carolyn Capaccio/Sanjay M. Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

(Financial Tables Follow)

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Digital Turbine, Inc. and Subsidiaries

Consolidated Statements of Operations

	(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended	Year Ended	Year Ended
	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)
Net revenues	$23,032	$10,230	$86,541	$28,252
Cost of revenues
License fees and revenue share	17,296	8,389	66,185	20,110
Other direct cost of revenues	2,084	908	10,537	2,010
Total cost of revenues	19,380	9,297	76,722	22,120
Gross profit	3,652	933	9,819	6,132
Operating expenses
Product development	3,085	2,073	10,983	7,905
Sales and marketing	1,641	944	6,067	2,933
General and administrative	4,302	6,937	18,705	19,031
Total operating expenses	9,028	9,954	35,755	29,869
Loss from operations	(5,376)	(9,021)	(25,936)	(23,737)
Interest and other expense, net
Interest expense, net	(449)	(111)	(1,816)	(234)
Foreign exchange transaction gain / (loss)	(9)	-	(29)	32
Loss on settlement of debt	-	-	-	(9)
Gain / (loss) on disposal of fixed assets	(6)	-	(37)	2
Other income / (expense)	(20)	59	-	46
Total interest and other expense, net	(484)	(52)	(1,882)	(163)
Loss from operations before income taxes	(5,860)	(9,073)	(27,818)	(23,900)
Income tax provision / (benefit)	(32)	278	214	747
Net loss	$(5,828)	$(9,351)	$(28,032)	$(24,647)

Other comprehensive income / (loss)
Foreign currency translation adjustment	$(147)	$45	$(150)	$147
Comprehensive loss:	$(5,975)	$(9,306)	$(28,182)	$(24,500)

Basic and diluted net loss per common share	$(0.09)	$(0.22)	$(0.46)	$(0.63)
Weighted-average common shares outstanding, basic and diluted	66,278	43,219	61,763	38,967

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Digital Turbine, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par and share amounts)

	March 31,	March 31,
	2016	2015
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$11,231	$7,069
Restricted cash	-	200
Accounts receivable, net of allowances of $464 and $698, respectively	17,519	12,174
Deposits	213	109
Deferred financing costs	128	-
Deferred tax assets	-	82
Prepaid expenses and other current assets	583	640
Total current assets	29,674	20,274
Property and equipment, net	1,784	614
Investment in Sift	999	-
Deferred tax assets	500	-
Intangible assets, net	12,490	24,936
Goodwill	76,621	76,747
TOTAL ASSETS	$122,068	$122,571
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$15,300	$8,118
Accrued license fees and revenue share	9,622	6,833
Accrued compensation	1,353	2,184
Short-term debt, net of discounts of $440 and 0, respectively	10,560	3,600
Deferred tax liabilities	-	217
Other current liabilities	2,147	3,000
Total current liabilities	38,982	23,952
Long-term debt, net of discounts of $0 and $910, respectively	-	7,090
Other non-current liabilities	815	-
Total liabilities	$39,797	$31,042
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock,
$0.0001 par value: 200,000,000 shares authorized; 67,019,703 issued and 66,284,606 outstanding at March 31, 2016; 57,917,565 issued and 57,162,967 outstanding at March 31, 2015;	8	7
Additional paid-in capital	295,423	276,500
Treasury stock (754,599 shares at March 31, 2016 and March 31, 2015)	(71)	(71)
Accumulated other comprehensive loss	(202)	(52)
Accumulated deficit	(212,987)	(184,955)
Total stockholders' equity	82,271	91,529
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$122,068	$122,571

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	Year Ended	Year Ended
	March 31, 2016	March 31, 2015
	(Unaudited)
Cash flows from operating activities
Net loss	$(28,032)	$(24,647)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	10,974	2,108
Change in allowance for doubtful accounts	(234)	698
Amortization of debt discount	470	34
Accrued interest	12	77
Stock-based compensation	5,095	5,850
Stock-based compensation related to restricted stock for services rendered	867	490
Stock issued for settlement of liability	283	-
(Increase)/decrease in assets:
Restricted cash transferred to/(from) operating cash	200	-
Accounts receivable	(5,111)	(406)
Deposits	(104)	(63)
Deferred tax assets	(418)	3,156
Deferred financing costs	(128)	-
Prepaid expenses and other current assets	57	(142)
Increase/(decrease) in liabilities:
Accounts payable	7,308	(379)
Accrued license fees and revenue share	2,789	2,988
Accrued compensation	(831)	325
Other liabilities and other items	(266)	(4,589)
Net cash used in operating activities	(7,069)	(14,500)

Cash flows from investing activities
Purchase and disposal of property and equipment, net	(1,549)	(67)
Settlement of contingent liability	-	(49)
Cash used in acquisition of assets	-	(2,125)
Net cash from investment in Sift	875	-
Cash acquired with acquisition of subsidiary	-	1,363
Net cash used in investing activities	(674)	(878)

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	Year Ended	Year Ended
	March 31, 2016	March 31, 2015
	(Unaudited)
Cash flows from financing activities
Stock issued for cash in stock offering, net	12,627	-
Repayment of debt obligations	(600)	-
Options exercised	51	136
Warrant exercised	-	375
Net cash provided by financing activities	12,078	511

Effect of exchange rate changes on cash and cash equivalents	(173)	131

Net change in cash and cash equivalents	4,162	(14,736)

Cash and cash equivalents, beginning of period	7,069	21,805

Cash and cash equivalents, end of period	$11,231	$7,069

Digital Turbine Reports Fourth Quarter and Fiscal Full Year 2016 Financial Results

June 13, 2016

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

	3 Months Ended	3 Months Ended	Year Ended	Year Ended
	March 31, 2016	December 31, 2015	March 31, 2016	March 31, 2015
Revenue	$23,032	$24,089	$86,541	$28,252
Gross profit	$3,652	$3,816	$9,819	$6,132
Gross margin percentage	16%	16%	11%	22%
Add back: Amortization of intangibles	$2,084	$1,704	$10,537	$2,010
Non-GAAP gross profit	$5,736	$5,520	$20,356	$8,142
Non-GAAP gross margin percentage	25%	23%	24%	29%

GAAP NET LOSS TO ADJUSTED EBITDA

	3 Months Ended	3 Months Ended	Year Ended	Year Ended
	March 31, 2016	December 31, 2015	March 31, 2016	March 31, 2015
Net Loss	$(5,828)	$(5,763)	$(28,032)	$(24,647)
Add back items:
Stock and stock option compensation	1,434	1,404	5,962	6,340
Stock issued for settlement of liability, net of $381 accrual reversal	-	-	(98)	-
Acquisition costs - Corporate (Appia)	-	-	-	1,709
Acquisition costs - DT USA (XYO)	-	-	-	213
Amortization of intangibles	2,084	1,704	10,537	2,010
Depreciation expense	283	52	437	98
Interest expense	449	471	1,816	234
Loss on settlement of debt	-	-	-	9
Other (income) / expense	20	8	-	(46)
(Gain) / loss on disposal of fixed assets	6	8	37	(2)
Foreign exchange transaction (gain) / loss	9	8	29	(32)
Tax expense / (benefit)	(32)	3	214	747
Adjusted EBITDA	$(1,575)	$(2,105)	$(9,098)	$(13,367)

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